Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Whitestone REIT on Form S-3 of our report dated March 1, 2011 appearing in the Annual Report on Form 10-K of Whitestone REIT for the year ended December 31, 2010 and to the use of our report dated  March 1, 2011 appearing in the Prospectus, which is part of this Registration Statement.   We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
May 31, 2011